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                                                                     EXHIBIT 8.1


           [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP APPEARS HERE]

                              February 23, 1998


D.R. Horton, Inc.
1901 Ascension Boulevard
Suite 100
Arlington, Texas 76006

           Re: Amendment No. 1 on Form S-4 to the Registration Statement of D.R. Horton, Inc.


Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Continental Homes Holding Corp., a Delaware corporation (the "Company"), with and into D.R. Horton, Inc., a Delaware corporation ("Horton"). The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 18, 1997, between Horton and the Company (the "Merger Agreement"). The Merger Agreement is attached as Appendix A to Amendment No. 1 on Form S-4 to the Registration Statement of D.R. Horton, Inc. (File No. 333-44279), filed on February 23, 1998, with the Securities and Exchange Commission in connection with the Merger (the "Amended Registration Statement"). Defined terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

     In formulating our opinion, we have examined the Merger Agreement, the Joint Proxy Statement/Prospectus of Horton and the Company that is included in the Amended Registration Statement (the "Prospectus"), and such other documents as we deemed necessary or appropriate, and have, with your permission, relied upon, and assumed as correct now and as of the Effective Time, (i) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement and the Prospectus, (ii) that the Merger will be consummated in the manner contemplated by, and in accordance with the terms set forth in the Merger Agreement and the Prospectus, and (iii) the accuracy of (a) the representations made to us by Horton, which are set forth in an officer's certificate delivered to us by Horton, dated February 23, 1998; and (b) the representations made to us by the Company, which are set forth in an officer's certificate delivered to us by the Company, dated February 23, 1998.


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D.R. Horton, Inc.
February 23, 1998
Page 2


     Based upon the facts and statements set forth above, our examination and review of the documents referred to above, and subject to the assumptions set forth above, we are of the opinion that:

         1. The Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Horton and the Company each will be treated as a party to a reorganization within the meaning of Section 368(b) of the Code.

         3. Under Code Section 354(a)(1), no gain or loss will be recognized by the holders of Company Shares upon the receipt of shares of DRHI Common Stock in exchange for Company Shares, except that a stockholder who receives cash in lieu of a fractional share interest in DRHI Common Stock will recognize gain or loss equal to the difference between such cash and the basis allocated to the fractional share interest.

Furthermore, the discussion under the caption "Certain Federal Income Tax Consequences" in the Amended Registration Statement accurately describes the foregoing opinion and the material federal income tax consequences of the Merger. We express no opinion concerning any tax consequences of the Merger other than those specifically set forth or referred to herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     This opinion has been furnished to you solely in connection with the transactions described herein and may not be relied upon by any other person or by you for any other purpose, in each case without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and further consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Amended Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                          Very truly yours,


                                          GIBSON, DUNN & CRUTCHER LLP